EXCLUSIVE OPTION TO PURCHASE LICENSE, MANUFACTURING AND MARKETING AGREEMENTS

RECITALS:

WHEREAS, Rubber Research Elastomerics, Inc. (RRE) is the holder of such technology and patents as they relate to the Tirecycle™ and Fibercycle™ technology and products; and

WHEREAS, Riviera Investments, Inc., (RIVIERA) is a corporation duly certified and filed and licensed in the State of California for investment and all other purposes, including the purpose of research, marketing and production of recycled and activated rubber products; and

WHEREAS, RRE and RIVIERA intend to enter into this agreement regarding an exclusive option to purchase licenses for the current technology held by RRE; and,

WHEREAS, RRE acknowledges the value and importance of RIVIERA as a business entity with an interest in actively commercializing the full range of Tirecycle™ compounds throughout the geographic areas described in this exclusive option agreement, and this effort of commercialization is of critical importance to RRE, the creation and validation of commercial accounts and the enhancement of market franchise, through visible national promotion, benefiting RRE and all of its' licensees;

NOW THEREFORE for and in consideration of the premises and mutual covenants herein contained, the parties hereto intending to be legally bound herby, agree as follows:

1. That the above Recitals are incorporated herein by reference; and,

2. That RIVIERA has paid the sum of Fifteen-Thousand and no/100 dollars ($15,000.00) the sum of which is hereby acknowledged by RRE as the initial payment for the following Exclusive Options. RIVIERA shall pay the sum of Fifteen-Thousand and no/100 dollars, on a yearly basis, for the ten years of the following Options for a total of One-Hundred-Fifty-Thousand and no/100 dollars ($150,000.00) in consideration for said Exclusive Options. Said payments shall be due on execution of this agreement and no later than Apr 30th, of each successive year. Failure to make a payment when due shall extinguish the Options contained herein.

3. That RRE extends to RIVIERA Inc. the Exclusive Option to purchase License, Manufacturing and Marketing Agreements at the standard rate of One-Hundred-Thousand and no/100 ($100,000.00) per license for the following states/countries/regions, loosely described as the MIDDLE EAST and more particularly described for the purposes of this agreement as follows:

   In the following lists some of the described regions or countries are overlapping, and the Exclusive Options specified by this Agreement shall apply to the most inclusive region covered by any such designation. The Near East, as described for the purposes of this Exclusive Option Agreement shall include the countries not only bordering Northern

Africa, but also within Southwestern Asia as far as Bangladesh, and within Southeasten Europe as described further below: (1) All of the countries of the "near East" or "Levant", including, and by way of example but not exclusion: Israel, Palestine, Palestinian Territory, "West Bank," Gaza Strip, Lebanon, Syria, Jordan, Iraq; (2) All of the countries associated with the Arabian Peninsula, including, and by way of example but not exclusion: Saudi Arabia, Kuwait, Bahrain, Qatar, United Arab Emirates, Oman, Yemen; and 3) All of the countries of Anatolia (except Turkey), the Nile valley, the Caucasus, Cyprus, the Maghrib, the Iranian plateau, and extending to Bangladesh, including, and by way of example but not exclusion: Egypt, Sudan, Morocco, Western Sahara (SADR), Algeria, Tunisia, Libya, Mauritania, Cyprus, Caucasus, Kazakhstan, Kyrgyzstan, Azerbaijan, Afghanistan, Turkmenistan, Uzbekistan, Tajikistan, Pakistan, India, Bangladesh, Georgia, Armenia and Iran.

4. The parties to this agreement certify that the agreement is entered into consistent with, and all its terms are in agreement with, the LICENSE, MANUFACTURING AND MARKETING AGREEMENT between 2PCR, L.L.C. and RRE, dated approximately February 28, 2006, and signed by Fred Stark Jr. CEO of RRE and D.M. Wells, Manager, 2PCR, if this latter agreement is still valid, and that this Agreement may be considered on of the "NewOptions Agreements" as described in that earlier agreement. In such case the costs shall be as specified herein, as if these costs were the result of the calculation specified for NewOptions Agreements. RRE agrees not to build production facilities in th areas described in this Exclusive Option Agreement as long as the agreement is still in force.

5. Upon completion of the annual payments in two (2) above, RIVIERA, Inc. will own an exclusive license for the geographic areas in three (3) above and the exclusive right to purchase additional licenses in the geographic area(s) described above.

IN WITNESS WHEREFORE, the parties hereto have executed this agreement as of the day and year first written below:

Rubber Research Elastomerics, Inc.	Riviera Investments, Inc.
By: By: [signature] Fred Stark Jr., CEO	[signature] Winston Salser, President
April 21, 2006	Dated: April 20, 2006 April 20, 2006